SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Global Medical REIT Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-4757266
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

202-524-6851

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: File No.: 333-210566

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

This filing relates to the New York Stock Exchange Original Listing Application filed by Global Medical REIT Inc. (the “Registrant”) on June 13, 2016.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s shares of common stock, $0.001 par value per share, is set forth under the caption “Description of Our Capital Stock” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-210566), as initially filed with the Securities and Exchange Commission on April 1, 2016, as subsequently amended and as may be amended after the date hereof (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL MEDICAL REIT INC.

June 28, 2016	By:	/s/ David Young
David Young
Chief Executive Officer (Principal Executive Officer)